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                             KNOLOGY HOLDINGS, INC.

                             OFFER TO EXCHANGE ITS
               11 7/8% SENIOR DISCOUNT NOTES DUE OCTOBER 15, 2007
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
               11 7/8% SENIOR DISCOUNT NOTES DUE OCTOBER 15, 2007

TO OUR CLIENTS:

     Enclosed for your consideration is a Prospectus, dated                ,
1998 (the "Prospectus"), and a form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of KNOLOGY Holdings, Inc. (the "Company") to exchange its 11 7/8% Senior Discount Notes due October 15, 2007 which have been registered under the Securities Act of 1933 (the "Exchange Notes") for any and all of its outstanding 11- 7/8% Senior Discount Notes due October 15, 2007 (the "Senior Discount Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of October 22, 1997, among the Company, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., First Union Capital Markets Corp. and SCANA Communications, Inc.

     This material is being forwarded to you as the beneficial owner of the Senior Discount Notes carried by us in your account but not registered in your name. A TENDER OF SUCH SENIOR DISCOUNT NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Senior Discount Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Senior Discount Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will
expire at 5:00 p.m., New York City time, on           , 1998, unless extended by
the Company (the "Expiration Date"). Any Senior Discount Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus and the Letter of Transmittal, at any time prior to the Expiration Date.

     If you wish to have us tender your Senior Discount Notes, please so instruct us by completing, executing and returning to us the instruction form included with this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER SENIOR DISCOUNT NOTES.
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                          INSTRUCTIONS WITH RESPECT TO

                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the Prospectus and the accompanying form of Letter of Transmittal, relating to the Exchange Offer made by KNOLOGY Holdings, Inc. with respect to its Senior Discount Notes.

     This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Senior Discount Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

     The aggregate principal amount at maturity of the Senior Discount Notes held by you for the account of the undersigned is (fill in amount):

        $ ________________________________
          of the 11 7/8% Senior Discount Notes
               due October 15, 2007

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] To TENDER the following Senior Discount Notes held by you for the account of the undersigned (insert aggregate principal amount at maturity of Senior Discount Notes to be tendered, in integral multiples of $1,000):

        $ ________________________________
          of the 11 7/8% Senior Discount Notes
               due October 15, 2007

[ ] NOT to tender any Senior Discount Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Senior Discount Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.

                                   SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number(s):

Date:

     None of the Senior Discount Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Senior Discount Notes held by us for your account.

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